EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-76776 of Saxon Capital, Inc. on Form S-8 of our report dated March 14, 2003, appearing in the Annual Report on Form 10-K of Saxon Capital, Inc. for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

March 26, 2003